Exhibit 99.1

FOR IMMEDIATE RELEASE
October 24, 2016

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Bethesda, MD - October 24, 2016 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for quarter ended September 30, 2016.

THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$1.25 comprehensive income per common share, comprised of:

◦	$1.52 net income per common share

◦	$(0.27) other comprehensive loss ("OCI") per common share

▪	Includes net unrealized losses on investments recognized through OCI

•	$0.64 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.16 of dollar roll income per common share associated with the Company's $10.7 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.02) of estimated "catch-up" premium amortization cost per common share due to change in projected constant prepayment rate ("CPR") estimates

•	$22.91 net book value per common share as of September 30, 2016

◦	Increased $0.69 per common share, or 3.1%, from $22.22 per common share as of June 30, 2016

•	$21.23 tangible net book value per common share as of September 30, 2016

◦
Excludes $555 million, or $1.68 per common share, of goodwill and other intangible assets recognized in connection with AGNC's acquisition of AGNC Mortgage Management, LLC ("AMM" and formerly known as American Capital Mortgage Management, LLC) on July 1, 2016

•	$0.56 dividend declared per common share during the quarter

•	5.6% economic return on common equity for the quarter, or 22.4% annualized

◦	Comprised of $0.56 dividend per common share and $0.69 increase in net book value per common share

AGNC Investment Corp.
October 24, 2016

OTHER THIRD QUARTER HIGHLIGHTS

•	$62.9 billion investment portfolio as of September 30, 2016, comprised of:

◦	$47.2 billion agency MBS

◦	$15.6 billion TBA mortgage position

◦	$0.1 billion AAA non-agency MBS and GSE credit risk transfer ("CRT") securities

•	7.7x tangible net book value "at risk" leverage as of September 30, 2016

◦	Unchanged from pro-forma tangible net book value "at risk" leverage as of June 30, 2016

◦	7.6x average tangible net book value "at risk" leverage for the quarter

•	14.3% portfolio CPR for the quarter

◦	10.6% average projected portfolio life CPR as of September 30, 2016, a decrease from 10.8% projected CPR as of June 30, 2016 due to portfolio repositioning

•	1.47% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -5 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Increased from 1.38% for the prior quarter, excluding -22 bps of "catch-up" premium amortization cost
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"AGNC generated an outstanding 22.4% annualized economic return on common equity in the third quarter, marking the fourth quarter in a row of positive economic returns for our stockholders," said Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. "Importantly, our financial performance in the third quarter reflects, for the first time, the recent internalization of our management, which significantly reduced our ongoing operating expenses. The reduction in our cost structure is a material and durable benefit for our stockholders and was the main driver of the improvement in our net spread and dollar roll income during the quarter. Moreover, AGNC is now positioned to be the lowest-cost provider within the residential mortgage REIT industry, which we believe is a substantial and lasting competitive advantage. In addition, the significant improvement we have seen in the funding environment should serve as a solid tailwind to our business.

"We also acquired our first GSE credit risk transfer securities in the third quarter, consistent with the broadening of our investment guidelines that we announced in September. We view the opportunity to invest in conforming mortgage credit, previously the exclusive purview of the GSEs, as a natural complement to our agency MBS holdings.

"All in all, we believe AGNC’s track record of industry-leading performance, low operating cost structure, prudent risk management, stockholder-friendly practices, liquidity and scale due to its size, and alignment of management and stockholder interests provide a very compelling value proposition for our stockholders."

NET BOOK VALUE
As of September 30, 2016, the Company's net book value per common share was $22.91, an increase of $0.69 per common share, or 3.1%, from its June 30, 2016 net book value per common

AGNC Investment Corp.
October 24, 2016

share of $22.22. The increase in the Company's net book value per common share was primarily due to interest rate hedges outperforming agency MBS during the quarter.

As of September 30, 2016, the Company's tangible net book value per common share was $21.23. Tangible net book value per common share excludes goodwill and other intangible assets recognized by the Company in connection with the acquisition of AMM and the internalization of the Company's management on July 1, 2016.

INVESTMENT PORTFOLIO
As of September 30, 2016, the Company's investment portfolio totaled $62.9 billion, comprised of:

•	$62.8 billion of agency MBS and TBA securities, including:

◦	$61.2 billion of fixed-rate securities, comprised of:

•	$13.9 billion ≤ 15-year securities,

•	$2.3 billion 15-year net long TBA securities,

•	$0.9 billion 20-year fixed-rate securities,

•	$30.8 billion 30-year fixed-rate securities, and

•	$13.3 billion 30-year net long TBA securities (including $2.6 billion of forward purchases of agency MBS specified pools);

◦	$0.4 billion of adjustable-rate securities; and

◦	$1.2 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips; and

•	$0.1 billion of AAA non-agency securities and GSE credit risk transfer securities.

As of September 30, 2016, inclusive of TBA securities, ≤ 15-year and 30 year fixed rate securities represented 26% and 70% of the Company's investment portfolio, respectively, largely unchanged from 26% and 69%, respectively, as of June 30, 2016.

As of September 30, 2016, the Company's fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.46%, compared to 3.50% as of June 30, 2016, comprised of the following weighted average coupons:

•	3.17% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.57% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2016, the Company's net TBA position had a total fair value and a total cost basis of $15.6 billion and $15.5 billion, respectively, and a net carrying value of $46 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value and a total cost basis of $7.1 billion and $7.0 billion, respectively, and a net carrying value of $97 million as of June 30, 2016.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 14.3% for the third quarter, compared to 11.8% for the prior quarter. The weighted average projected CPR for the remaining

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October 24, 2016

life of the Company's agency securities held as of September 30, 2016 was 10.6%, a decrease from 10.8% as of June 30, 2016, largely due to changes in portfolio composition.

The weighted average cost basis of the Company's investment portfolio was 104.7% of par value as of September 30, 2016. Net premium amortization cost on the Company's investment portfolio for the third quarter was $(110) million, or $(0.33) per common share, including "catch-up" premium amortization cost of $(8) million, or $(0.02) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(134) million, or $(0.40) per common share, including a "catch-up" premium amortization cost of $(32) million, or $(0.10) per common share. The net unamortized premium balance as of September 30, 2016 was $2.1 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 2.60% for the third quarter, an increase from 2.46% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's average asset yield was 2.66% for the third quarter, compared to 2.70% for the prior quarter.

For the third quarter, the Company's average cost of funds was 1.32%, a decrease from 1.46% for the prior quarter, largely due to a decline in interest rate swap costs, partially offset by modestly higher repo funding costs. The Company's average cost of funds includes the cost of agency repurchase agreements ("agency repo"), Federal Home Loan Bank ("FHLB") advances, debt of consolidated variable interest entities ("other debt") and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average agency repo, FHLB advances and other debt balance outstanding.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.42%, compared to 1.16% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.47%, compared to 1.38% for the prior quarter.

On a per share basis, the Company recognized $0.62 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the third quarter, compared to $0.46 for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's net spread and dollar roll income was $0.64 per common share for the third quarter, an increase from $0.56 for the prior quarter, benefiting from lower operating costs due to the Company's management internalization and a lower average cost of funds.

AGNC Investment Corp.
October 24, 2016

A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of September 30, 2016, $37.6 billion of agency repo, $3.0 billion of FHLB advances and $0.5 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $45 million, of the Company's repurchase agreements, was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 7.7x as of September 30, 2016, unchanged from its pro-forma tangible net book value "at risk" leverage ratio as of June 30, 2016 adjusted for the effect of the completed AMM acquisition on July 1, 2016.

As of September 30, 2016, the Company's agency repurchase agreements had a weighted average interest rate of 0.83%, an increase from 0.78% as of June 30, 2016, and a weighted average remaining days to maturity of 199 days, a decrease from 202 days as of June 30, 2016.

As of September 30, 2016, the Company's agency repurchase agreements had remaining maturities of:

•	$26.5 billion of three months or less;

•	$3.6 billion from three to six months;

•	$0.8 billion from six to nine months;

•	$0.6 billion from nine to twelve months;

•	$3.1 billion from one to three years; and

•	$3.0 billion from three to five years.

As of September 30, 2016, the Company's FHLB advances had a weighted average interest rate of 0.63% and a weighted average remaining maturity of 123 days through to the termination of the Company's captive subsidiary's FHLB membership in February 2017.

HEDGING ACTIVITIES
As of September 30, 2016, 75% of the Company's outstanding balance of repurchase agreements, FHLB advances, other debt and net TBA position was hedged with interest rate swaps, swaptions and net U.S. Treasury positions, a decrease from 79% as of June 30, 2016.

As of September 30, 2016, the Company's interest rate swap position totaled $34.2 billion in notional amount, compared to $35.1 billion as of June 30, 2016. The Company's interest rate swap position as of September 30, 2016 included $2.2 billion of forward starting swaps, with an average forward start date of 0.5 years and an average remaining maturity of 6.8 years, compared to $2.7 billion, 0.7 years and 7.1 years, respectively, as of June 30, 2016.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.40% and an average receive rate of 0.78% as of September 30, 2016, compared to 1.51% and 0.64%, respectively, as of June 30, 2016. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.52% and an average

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October 24, 2016

maturity of 3.5 years as of September 30, 2016, compared to 1.64% and 4.0 years, respectively, as of June 30, 2016.

The Company also utilizes payer swaptions and long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of September 30, 2016, the Company had payer swaptions outstanding totaling $0.7 billion, compared to $1.1 billion as of June 30, 2016, and a net short U.S. Treasury position outstanding of $7.9 billion, compared to $5.5 billion as of June 30, 2016.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net gain of $307 million in other gain (loss), net, or $0.93 per common share, compared to a net loss of $(312) million, or $(0.94) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:

•	$61 million of net realized gains on sales of agency securities;

•	$204 million of net gains on interest rate swaps (excluding $7 million of net unrealized gains recognized in OCI);

•	$(51) million of interest rate swap periodic interest costs;

•	$(1) million of net losses on interest rate swaptions;

•	$30 million of net gains on U.S. Treasury positions;

•	$54 million of TBA dollar roll income;

•	$13 million of net mark-to-market gains on TBA mortgage positions;

•	$4 million of management fee income; and

•	$(7) million of net losses on other derivative instruments and securities.

OTHER COMPREHENSIVE LOSS
During the third quarter, the Company recorded other comprehensive loss of $(90) million, or $(0.27) per common share, primarily consisting of unrealized losses on the Company's agency securities, compared to $382 million, or $1.16 per common share, of other comprehensive income for the prior quarter.

THIRD QUARTER 2016 DIVIDEND DECLARATIONS
During the third quarter, the Company's Board of Directors declared dividends of $0.20, $0.18 and $0.18 per share to common stockholders of record as of July 29, August 31 and September 30, 2016, respectively, totaling $0.56 for the quarter, which were paid on August 8, September 9 and October 7, 2016, respectively. Since its May 2008 initial public offering through the third quarter of 2016, the Company has declared a total of $6.6 billion in common stock dividends, or $34.46 per common share.

On September 16, 2016, the Company's Board of Directors declared a third quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1,000th interest in a share of the Series B Preferred Stock. The dividends were paid on October 17, 2016 to preferred stockholders of record as of October 1, 2016.

STOCK REPURCHASE PROGRAM

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October 24, 2016

The Company also announced that its Board of Directors has terminated the Company's existing stock repurchase plan that was due to expire December 31, 2016, and replaced it with a new stock repurchase plan. Under the new stock repurchase plan, the Company is authorized to repurchase up to $1 billion of its outstanding shares of common stock through December 31, 2017. The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. The Company intends to only repurchase shares under the new stock repurchase plan when the repurchase price is less than its estimate of its current tangible net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 24, 2016

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $44,085, $48,344, $51,786, $48,380 and $47,319, respectively)	$46,328	$53,418	$54,950	$51,331	$53,729
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	890	945	993	1,029	1,088
Non-agency securities, at fair value (pledged securities)	102	107	112	113	—
Credit risk transfer securities, at fair value	36	—	—	—	—
U.S. Treasury securities, at fair value (including pledged securities of $45, $62, $0, $25 and $767, respectively)	45	62	—	25	787
REIT equity securities, at fair value	—	19	38	33	34
Cash and cash equivalents	1,254	1,131	1,109	1,110	1,505
Restricted cash	681	1,399	1,686	1,281	1,413
Derivative assets, at fair value	61	111	55	81	143
Receivable for securities sold (pledged securities)	228	—	—	—	147
Receivable under reverse repurchase agreements	5,441	2,982	3,163	1,713	1,463
Goodwill and other intangible assets, net	555	—	—	—	—
Other assets	268	301	290	305	300
Total assets	$55,889	$60,475	$62,396	$57,021	$60,609

Liabilities:
Repurchase agreements	$37,668	$41,947	$45,276	$41,754	$41,014
Federal Home Loan Bank advances	3,037	3,037	3,037	3,753	3,502
Debt of consolidated variable interest entities, at fair value	494	528	562	595	626
Payable for securities purchased	251	2,581	889	182	4,178
Derivative liabilities, at fair value	947	1,519	1,652	935	1,536
Dividends payable	66	73	73	74	76
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	5,424	3,017	3,175	1,696	1,309
Accounts payable and other accrued liabilities	71	71	72	61	52
Total liabilities	47,958	52,773	54,736	49,050	52,293

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
331.0, 331.0, 331.0, 337.5 and 346.5 shares issued and outstanding, respectively	3	3	3	3	3
Additional paid-in capital	9,932	9,932	9,932	10,048	10,209
Retained deficit	(3,350)	(3,669)	(3,329)	(2,350)	(2,727)
Accumulated other comprehensive income (loss)	1,010	1,100	718	(66)	495
Total stockholders' equity	7,931	7,702	7,660	7,971	8,316
Total liabilities and stockholders' equity	$55,889	$60,475	$62,396	$57,021	$60,609

Net book value per common share	$22.91	$22.22	$22.09	$22.59	$23.00
Tangible net book value per common share	$21.23	N/A	N/A	N/A	N/A

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October 24, 2016

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income:
Interest income	$315	$318	$295	$374	$295
Interest expense [1]	96	101	99	86	77
Net interest income	219	217	196	288	218

Other gain (loss), net:
Gain (loss) on sale of agency securities, net	61	55	(2)	2	(39)
Gain (loss) on derivative instruments and other securities, net [1]	242	(367)	(933)	331	(778)
Management fee income	4	—	—	—	—
Total other gain (loss), net	307	(312)	(935)	333	(817)
Expenses:
Management fee expense	—	25	27	28	29
Compensation and benefits	9	—	—	—	—
Other operating expenses	6	15	6	5	5
Total operating expenses	15	40	33	33	34
Net income (loss)	511	(135)	(772)	588	(633)
Dividend on preferred stock	7	7	7	7	7
Net income (loss) available (attributable) to common stockholders	$504	$(142)	$(779)	$581	$(640)

Net income (loss)	$511	$(135)	$(772)	$588	$(633)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	(97)	370	765	(583)	467
Unrealized gain on derivative instruments, net [1]	7	12	19	22	24
Other comprehensive income (loss)	(90)	382	784	(561)	491
Comprehensive income (loss)	421	247	12	27	(142)
Dividend on preferred stock	7	7	7	7	7
Comprehensive income (loss) available (attributable) to common stockholders	$414	$240	$5	$20	$(149)

Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	334.4	341.6	347.8
Net income (loss) per common share - basic and diluted	$1.52	$(0.43)	$(2.33)	$1.70	$(1.84)
Comprehensive income (loss) per common share - basic and diluted	$1.25	$0.73	$0.01	$0.06	$(0.43)
Dividends declared per common share	$0.56	$0.60	$0.60	$0.60	$0.60

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October 24, 2016

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income	$315	$318	$295	$374	$295
Interest expense:
Repurchase agreements and other debt	89	89	80	64	53
Interest rate swap periodic costs [1]	7	12	19	22	24
Total interest expense	96	101	99	86	77
Net interest income	219	217	196	288	218
Other interest rate swap periodic costs [3]	(51)	(69)	(89)	(102)	(107)
Dividend on REIT equity securities	—	1	1	1	1
Management fee income	4	—	—	—	—
TBA dollar roll income [16]	54	44	50	53	73
Adjusted net interest and dollar roll income	226	193	158	240	185
Operating expenses:
Total operating expenses	15	40	33	33	34
Non-recurring transaction costs	—	(9)	—	—	—
Adjusted operating expenses	15	31	33	33	34
Net spread and dollar roll income	211	162	125	207	151
Dividend on preferred stock	7	7	7	7	7
Net spread and dollar roll income available to common stockholders	204	155	118	200	144
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	8	32	55	(14)	33
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$212	$187	$173	$186	$177

Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	334.4	341.6	347.8
Net spread and dollar roll income per common share - basic and diluted	$0.62	$0.46	$0.36	$0.58	$0.41
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.64	$0.56	$0.52	$0.54	$0.51

AGNC Investment Corp.
October 24, 2016

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net income (loss)	$511	$(135)	$(772)	$588	$(633)
Book to tax differences:
Premium amortization, net	(15)	20	55	(18)	15
Realized gain/loss, net	249	391	93	154	12
Utilization of net capital loss carryforward [5]	(127)	(99)	(99)	(83)	—
Unrealized gain/loss, net	(540)	(106)	804	(543)	672
Other	(8)	9	—	—	—
Total book to tax differences	(441)	215	853	(490)	699
Estimated REIT taxable income	70	80	81	98	66
Dividend on preferred stock	7	7	7	7	7
Estimated REIT taxable income, net of preferred stock dividend	$63	$73	$74	$91	$59
Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	334.4	341.6	347.8
Estimated REIT taxable income per common share - basic and diluted	$0.19	$0.22	$0.22	$0.27	$0.17

Beginning cumulative non-deductible capital loss	$486	$585	$684	$767	$767
Utilization of net capital loss carryforward	(127)	(99)	(99)	(83)	—
Ending cumulative non-deductible capital loss	$359	$486	$585	$684	$767
Ending cumulative non-deductible capital loss per common share	$1.08	$1.47	$1.77	$2.03	$2.21

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October 24, 2016

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Fixed-rate agency securities, at fair value - as of period end [18]	$45,611	$52,648	$54,155	$50,522	$52,862
Adjustable-rate agency securities, at fair value - as of period end	$414	$443	$471	$495	$551
AAA non-agency securities, at fair value - as of period end	$102	$107	$112	$113	$—
GSE credit risk transfer securities, at fair value - as of period end	$36	$—	$—	$—	$—
CMO agency securities, at fair value - as of period end	$865	$920	$966	$990	$1,041
Interest-only strips agency securities, at fair value - as of period end	$166	$180	$176	$178	$179
Principal-only strips agency securities, at fair value - as of period end	$161	$172	$175	$175	$184
Total securities, at fair value - as of period end [18]	$47,355	$54,470	$56,055	$52,473	$54,817
Total securities, at cost - as of period end [18]	$46,306	$53,317	$55,271	$52,464	$54,216
Total securities, at par - as of period end [6,18]	$44,212	$50,950	$52,864	$50,163	$51,902
Average securities, at cost [18]	$48,548	$51,810	$50,897	$52,131	$48,711
Average securities, at par [6,18]	$46,372	$49,544	$48,687	$49,890	$46,610
Net TBA portfolio - as of period end, at fair value	$15,586	$7,072	$6,024	$7,444	$7,385
Net TBA portfolio - as of period end, at cost	$15,540	$6,975	$5,983	$7,430	$7,265
Net TBA portfolio - as of period end, carrying value	$46	$97	$41	$14	$120
Average net TBA portfolio, at cost	$10,748	$8,238	$8,144	$7,796	$9,434
Average repurchase agreements and other debt [4]	$44,401	$46,948	$45,926	$47,018	$43,308
Average stockholders' equity [7]	$7,803	$7,722	$7,776	$8,143	$8,603
Net book value per common share [8]	$22.91	$22.22	$22.09	$22.59	$23.00
Tangible net book value per common share [9]	$21.23	N/A	N/A	N/A	N/A
"At risk" leverage - average during the period [10]	7.1:1	7.2:1	7.0:1	6.8:1	6.2:1
"At risk" leverage - as of period end [11]	7.2:1	7.2:1	7.3:1	6.8:1	6.8:1
Tangible net book value "at risk" leverage - average during the period [12]	7.6:1	N/A	N/A	N/A	N/A
Tangible net book value "at risk" leverage - as of period end [12]	7.7:1	N/A	N/A	N/A	N/A

Key Performance Statistics:
Average coupon [13,18]	3.65%	3.63%	3.63%	3.62%	3.62%
Average asset yield [14,18]	2.60%	2.46%	2.32%	2.87%	2.42%
Average cost of funds [15,18]	(1.32)%	(1.46)%	(1.64)%	(1.60)%	(1.70)%
Average net interest rate spread [18]	1.28%	1.00%	0.68%	1.27%	0.72%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.42%	1.16%	0.94%	1.47%	1.14%
Average coupon - as of period end [18]	3.64%	3.63%	3.63%	3.63%	3.61%
Average asset yield - as of period end [18]	2.68%	2.68%	2.72%	2.78%	2.76%
Average cost of funds - as of period end [15,18]	(1.30)%	(1.35)%	(1.49)%	(1.65)%	(1.64)%
Average net interest rate spread - as of period end [18]	1.38%	1.33%	1.23%	1.13%	1.12%
Average actual CPR for securities held during the period [18]	14%	12%	9%	10%	12%
Average forecasted CPR - as of period end [18]	11%	11%	10%	8%	9%
Total premium amortization, net	$(110)	$(134)	$(150)	$(78)	$(128)
Expenses % of average total assets - annualized	0.10%	0.27%	0.23%	0.23%	0.25%
Expenses % of average stockholders' equity - annualized	0.76%	2.08%	1.70%	1.61%	1.57%
Net comprehensive income (loss) return on average common equity - annualized	22.0%	13.0%	0.3%	1.0%	(7.1)%
Dividends declared per common share	$0.56	$0.60	$0.60	$0.60	$0.60
Economic return (loss) on common equity - annualized [17]	22.4%	13.3%	1.8%	3.3%	(6.6)%

AGNC Investment Corp.
October 24, 2016

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.
N/A - Not applicable

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

9.	Tangible net book value per common share excludes goodwill and other intangible assets, net.

10.
Average "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average agency repurchase agreements, FHLB advances, debt of consolidated VIEs outstanding and average net TBA position (at cost) for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
"At risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, FHLB advances, debt of consolidated VIE, net TBA position (at cost) and net receivable / payable for unsettled agency securities by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Tangible net book value "at risk" leverage includes the components of "at risk" leverage, with stockholders' equity adjusted to exclude goodwill and other intangible assets, net.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by the average amortized cost of securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

18.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 25, 2016 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
October 24, 2016

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 25, 2016. In addition, there will be a phone recording available one hour after the live call on October 25, 2016 through November 8, 2016. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10093704.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC Investment Corp.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in agency pass-through securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "adjusted net interest expense," "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Adjusted net interest expense" is measured as interest expense (GAAP measure) adjusted to include other interest rate swap periodic costs. "Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income, dividends on REIT equity securities and management fee income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs (referred to as "adjusted operating expenses").

AGNC Investment Corp.
October 24, 2016

"Net spread and dollar roll income, excluding ‘catch-up’ premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of our financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure and in "adjusted net interest expense", which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring transactions costs reported in operating expense under GAAP is meaningful as they represent non-recurring transaction costs associated with the Company’s acquisition of AMM and are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.